EXHIBIT 10.3

THIRD AMENDMENT TO THE BENEFICIAL BANK STOCK-BASED DEFERRAL PLAN (Successor Amendment) This amendment is adopted by the Board of Trustees (the "Board") of Beneficial Bank (the "Bank") on February 14, 2019. WHEREAS, the Bank maintains the Beneficial Bank Stock-Based Deferral Plan (the "Plan") to enable the Bank's Trustees and selected executives to defer compensation earned for their services at the Bank; and WHEREAS, the Bank desires to amend the Plan to clarify rights of any successor to the Bank; and WHEREAS, Section 12 of the Plan provides that the Plan may be amended or modified from time to time by the Board. NOW, THEREFORE, the Board hereby amends the Plan as follows: FIRST CHANGE The definition of Committee in Section 2 of the Plan is amended to provide as follows: Committee means the Retirement Plan Committee of the Bank or the compensation committee of any successor to the Bank by merger, purchase of stock or assets, or otherwise. SECOND CHANGE Section 12 of the Plan is amended to provide as follows: 12. Amendment of the Plan. The Board (and the board of any successor to the Bank by merger, purchase of stock or assets, or otherwise) may suspend or terminate the Plan or revise or amend the Plan in any respect; provided, any amendment or termination of the Plan shall not adversely affect a Participant with respect to any benefit previously deferred under the Plan. IN WITNESS WHEREOF, the Bank has caused this Amendment to be executed by its duly authorized officer on the 21 day of February, 2019. BENEFICIAL BANK /s/ Thomas Cestare For the Board of Trustees US2008 15153492 2

AMENDMENT TO THE BENEFICIAL MUTUAL SAVINGS BANK STOCK-BASED DEFERRAL PLAN This amendment is adopted by the Board of Directors (the “Board”) of Wilmington Savings Fund Society, FSB (the “Bank”). WHEREAS, on March 1, 2019, WSFS Financial Corporation and the Bank acquired Beneficial Bancorp, Inc. and its wholly owned subsidiary, Beneficial Bank, in transactions pursuant to which Beneficial Bank merged into the Bank, with the Bank continuing as the surviving entity (the “Merger”); WHEREAS, immediately prior to the Merger Beneficial Bank maintained the Beneficial Mutual Savings Bank Stock-Based Deferral Plan (the “Plan”), and, in connection with the Merger, the Bank assumed sponsorship of the Plan effective as of the closing of the Merger; and WHEREAS, the Board wishes to amend the Plan in connection with the Merger, so that as of the effective time of the Merger, the Human Capital Management Department of Wilmington Savings Fund Society, FSB shall serve as plan administrator; and WHEREAS, Section 12 of the Plan provides that the Plan may be amended or modified from time to time by the Board, provided that such amendment shall not adversely affect a participant in the Plan with respect to any benefit previously deferred under the Plan. NOW, THEREFORE, the Board hereby amends the Plan as follows, effective as of the effective time of the Merger: 1. The definition of Committee in Section 2 of the Plan is amended to provide as follows: Committee means the Human Capital Management Department of Wilmington Savings Fund Society, FSB. 2. The following sentence is deleted from Section 10: “The Committee may act by a majority of its members.” * * * *

IN WITNESS WHEREOF, the Bank has caused this amendment to be executed by its duly authorized officer. WILMINGTON SAVINGS FUND SOCIETY, FSB /s/ Rodger Levenson Duly Authorized Officer